EXHIBIT 10(w)




                           JOINT DEVELOPMENT AGREEMENT


                                 BY AND BETWEEN


                            VITECH ENTERPRISES, INC.

                                       AND

                          STARTECH ENVIRONMENTAL CORP.

     This JOINT DEVELOPMENT AGREEMENT (this "Agreement") is made as of December ____, 2001 by and between VITECH ENTERPRISES, INC., a North Carolina corporation ("ViTech") and STARTECH ENVIRONMENTAL CORP., a Colorado corporation ("Startech").

                                    RECITALS:

     A. ViTech desires to issue and sell to Startech, and Startech desires to purchase from ViTech, 1,750,000 shares of common stock, no par value per share (the "Common Shares"), for the consideration hereinafter set forth.

     B. Startech desires to sell to ViTech, and ViTech desires to purchase from Startech a 10 Ton Startech Plasma Converter(TM)System (the "Plasma System")..

     C. ViTech and Startech have agreed to co-operate in the installation, development and commercialization of the Plasma System in Chesterfield, South Carolina based on their respective expertise, business relationships and technologies.

     D. ViTech and Startech have agreed to enter into this Agreement for the purpose of recording the terms and conditions regulating their relationship with each other.


     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement hereby mutually agree as follows:

                                    ARTICLE 1

                          BUSINESS SCOPE AND OBJECTIVES

     1.1 The primary objective of the Agreement is to govern the purchase, installation, development, testing, commercialization and licensing of the Plasma System in South Carolina and to achieve the other objectives set out in this Agreement. The focus of the Business will be the use of the Plasma System for the destruction of Pharmaceutical Products as more fully set forth in that document entitled "Business Plan" and attached hereto and made a part hereof.

     1.2 The central management and control of ViTech shall be vested in the Directors and such Persons as they may delegate the exercise of their powers.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of ViTech: ViTech hereby represents and warrants to Startech as follows, as of the Closing Date:

          2.1.1 Organization: ViTech is an corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

          2.1.2 Authorization: The execution, delivery and performance by ViTech of this Agreement, including the issuance of the Common Shares, have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by ViTech and is the valid and binding obligation of ViTech, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy. The Common Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and non-assessable.

          2.1.3 No Conflicts: The execution, delivery and performance by ViTech of this Agreement, the issuance, sale and delivery of the Common Shares, and compliance with the provisions hereof by ViTech, will not:

                    (i) violate any provision of applicable law, statute, rule or regulation applicable to ViTech or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to ViTech or any of its properties or assets;

                    (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the charter or organizational documents of ViTech or any material contract to which ViTech is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on ViTech; or

                    (iii) result in the creation of any Encumbrance upon any of the properties or assets of ViTech.

          2.1.4 Approvals: No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by ViTech. ViTech has full authority to conduct its business as contemplated in the Business Plan.

          2.1.5 Disclosure: This Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. ViTech is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to ViTech not to be misleading in any material respect.

     2.2 Representations and Warranties of Startech: Startech hereby represents and warrants to ViTech as follows:

          2.2.1 Organization: Startech is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

          2.2.2 Authorization: The execution, delivery and performance by Startech of this Agreement have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by Startech and is the valid and binding obligation of Startech, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy.

          2.2.3 No Conflicts: The execution, delivery and performance by Startech of this Agreement, the purchase of the Common Shares, and compliance with the provisions hereof by Startech will not:

                    (i) violate any provision of applicable law, statute, rule or regulation applicable to Startech or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Startech or any of its properties or assets;

                    (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the charter or organizational documents of Startech or any material contract to which Startech is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on Startech; or

                    (iii) result in the creation of any Encumbrance upon any of the properties or assets of Startech.

          2.2.4 Approvals: No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by Startech.

          2.2.5 Investment Representations: Startech is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in ViTech. Startech has not been formed solely for the purpose of making this investment and Startech is acquiring the Common Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Startech understands that the Common Shares have not been registered under the Securities Act or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Startech's representations as expressed herein. Startech understands that no public market now exists for the Common Shares and that there is no assurance that a public market will ever exist for such Common Shares.

                                    ARTICLE 3

                    AUTHORIZATION AND OBLIGATIONS AT CLOSING

     3.1 ViTEch has authorized the issuance to Startech of 1,750,000 Common Shares issuable as provided in Article 3.3 hereof. These shares shall be equal to 25% of the issued and outstanding shares of ViTech on the Closing Date.

     3.2 Startech hereby subscribes for the number of Common Shares set forth in
Article 3.1 in exchange for certain goods and services in consideration therefore, as provided in Article 3.4.1.

     3.3 The closing (the "Closing") shall take place at the offices of Wyrick Robbins Yates & Ponton, LLP at 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607 on the Closing Date or such other time and place as the Parties may agree.

     3.4 At the Closing, Startech shall take or cause to be taken the following actions, as appropriate:

          3.4.1 Startech shall purchase from ViTech, in exchange for the reduced purchase price and consulting services specified in the Purchase Agreement, 1,750,000 Common Shares;

          3.4.2 Startech ViTech shall execute and deliver to ViTech a mutually agreeable Purchase Agreement not inconsistent with the discussions had between the parties leading up to the execution of this Joint Development Agreement.

          3.4.3 Startech shall execute and deliver to ViTech a mutually agreeable Noncompetition Agreement not inconsistent with the discussions had between the parties leading up to the execution of this Joint Development Agreement.

          3.4.4 Startech shall execute and deliver to ViTech a mutually agreeable Shareholder Agreement not inconsistent with the discussions had between the parties leading up to the execution of this Joint Development Agreement.

          3.4.5 Startech shall execute and deliver to ViTech any certificates, resolutions or documents which ViTech shall reasonably require.

     3.5 At the Closing, ViTech shall take or cause to be taken the following actions, as appropriate:

          3.5.1 ViTech shall issue and sell to Startech, in exchange for the reduced purchase price and consulting services specified in the Purchase Agreement, 1,750,000 Common Shares.

          3.5.2 ViTech shall execute and deliver to Startech a mutually agreeable Purchase Agreement not inconsistent with the discussions had between the parties leading up to the execution of this Joint Development Agreement.

          3.5.3 ViTech shall execute and deliver to Startech a mutually agreeable Noncompetition Agreement not inconsistent with the discussions had between the parties leading up to the execution of this Joint Development Agreement.

          3.5.4 ViTech shall execute and deliver to Startech a mutually agreeable Shareholder Agreement not inconsistent with the discussions had between the parties leading up to the execution of this Joint Development Agreement.

          3.5.5. ViTech shall appoint Robert L. DeRochie as a Director of
ViTech;

          3.5.6 ViTech shall execute and deliver to Startech certificates in respect of the Common Shares described above and any other certificates, resolutions or documents which Startech shall reasonably require.

     3.6 Exemption from Registration: The Common Shares will be issued under an exemption or exemptions from registration under the Securities Act. Accordingly, the certificates evidencing the Common Shares shall, upon issuance, contain the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OF THE ORIGINAL HOLDER OR AS OTHERWISE PERMITTED IN THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

                                    ARTICLE 4

                                    DIRECTORS

     4.1. Directors:

          4.1.1 Size of Board. The Shareholders agree that for so long as this Agreement remains in effect, they shall vote all shares of capital stock of ViTech owned or controlled, directly or indirectly, by them to maintain the Board with an authorized size of five (5) members, unless such number is increased or decreased by amendment of this Agreement.

          4.1.2 Election of Directors. The Shareholders shall from time to time vote their shares of capital stock of ViTech, and their transferees shall so vote, for the election of five (5) directors, one of whom shall be nominated by and representative of Startech and one of whom shall be nominated by and representative of ViTech. In the event any vacancy occurs on the Board of Directors with respect to a director nominated and elected pursuant to the preceding sentence, to the extent possible such vacancy shall be filled in accordance with the intent of this Section 5.1.2. In case of such a vacancy, the parties to this Agreement agree to use their best efforts to cause a special meeting of the shareholders of ViTech to be called or a written consent of the shareholders of the ViTech to be executed as quickly as possible for the purpose of filling the vacancy thereby created so that the Board at all times is constituted so as to have the number of directors specified in Section 5.1.1 of this Agreement.

                                    ARTICLE 5

                    THE BUSINESS PLAN AND DEVELOPMENT FUNDING

     5.1 The Directors shall meet together as soon as reasonably practicable after the Closing Date to approve and implement the Business Plan.

     5.2 It is estimated that ViTech will require approximately $7,000,000 in equity contributions and equipment financing to commence and continue the acquisition, installation and development of the Plasma System.

     5.3 Subject to all applicable state and federal securities laws, Startech will assist ViTech in locating potential investors and lenders in order to obtain the Development Funding and any and all additional funding to develop the Plasma System by introducing representatives of ViTech potential investors and lenders known to Startech and to and by providing technical information and explanations regarding the technology and capabilities of the Plasma System.

     5.4 Startech shall perform substantially all the installation and intitial testing for the Plasma System in accordance with the terms and conditions of the Purchase Agreement.

                                    ARTICLE 6

                                COMMERCIALIZATION

     6.1 ViTech shall diligently pursue the development, utilization and commercialization of the Plasma System as provided in the Business Plan.

     6.2 In return for the completion of the commercialisation of the Startech Plasma Converter as outlined in the Business Plan, ViTech shall have exclusive processing rights in the US market for the following specific industry category defined as follows:

     Pharmaceutical products in all forms; liquid, solid and gaseous, including: outdates, recalls, withdrawn products, unwanted products, damaged products, off-spec products, over-production, contraband, and cleaning agents and raw materials used in the manufacturer and processing of pharmaceuticals. Said pharmaceuticals may be both finished and unfinished products coming from independent pharmacies, chain pharmacies, physicians' offices, clinics, dentists' offices, national, regional and local pharmaceutical wholesalers and distributors, clinical research organizations, pharmaceutical recall centers, reverse logistic pharmaceutical companies, pharmaceutical manufacturers and biotechnology manufacturers which outsource product destruction and federal, state and local law enforcement agencies which outsource their product destruction.

Above exclusivity shall be subject to ViTech's attaining the following specific milestones:

     o Obtaining required environmental, business and DEA permits and licenses to own and operate a pharmaceutical destruction company.
     o Be operational and processing pharmaceuticals one year from signing of purchase agreement for initial PC unit.


ViTech's rights as outlined above shall not preclude pharmaceutical manufacturers or hospitals involved in the pharmaceutical industry from purchasing PC on their own account for "inside-the-fence' processing of their own products or materials provided said companies do not act as a source of destruction for other companies and transport pharmaceuticals back on site once ownership of products have changed hands.

                                    ARTICLE 7

                                   TERMINATION

     7.1 This Agreement shall remain effective until the earlier of (i) termination by written agreement of all Parties hereto and (ii) termination for the following:

          7.1.1 it commits a material breach of its representations, warranties or obligations under this Agreement and fails to cure it within 30 days of being specifically required in writing to do so by the other Party; provided, however, that if the breaching Party has proposed a course of action to cure the breach and is acting in good faith to cure same but has not cured the breach by the 30th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be cured, provided that such period shall not be extended by more than 60 days, unless otherwise agreed in writing by the Parties; or

          7.1.2 it is unable to pay its debts in the normal course of business;
or

          7.1.3 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Party (such consent not to be unreasonably withheld); or

          7.1.4 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Party or over all or substantially all of its assets under the law of any applicable jurisdiction; or

          7.1.5 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction is filed, and is not discharged within 60 days, or a Party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Party are for any reason seized, confiscated or condemned.

     7.2 If either Party commits a Relevant Event, the other Shareholder shall have in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' written notice.

                                    ARTICLE 8

                                     GENERAL

     8.1 Exclusion of liability:

     Notwithstanding anything to the contrary in this Agreement, no Party shall be liable to any other Party by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement, for any consequential, special or incidental or punitive loss or damage (whether for loss of current or future profits, loss of enterprise value or otherwise) and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise.

     8.2 Good Faith:

     Each of the Parties agrees to act reasonably in giving effect to the provisions of this Agreement.

     8.3 Further Assurance:

     At the request of either of the Parties, the other Party shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

     8.4 No Representation:

     Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty except as expressly set forth herein or in any document referred to herein.

     8.5 Force Majeure:

     Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is caused by or results from causes beyond its reasonable control, including without limitation, acts of God, fires, strikes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

     8.6 Relationship of the Parties:

          8.6.1 Nothing contained in this Agreement is intended or is to be construed to constitute ViTech and Startech as partners, or Startech as an employee or agent of ViTech, or ViTech as an employee or agent of Startech.

          8.6.2 No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third party.

     8.7 Counterparts:

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     8.8 Notices:

     Any notice to be given under this Agreement shall be sent in writing by U.S. certified mail return receipt requested or reputable overnight courier or telefaxed to:

     ViTech at:        ___________________

                       ________________, North Carolina ________
                       Attn: Michael Taylor
                       Telephone: (919) ____-_____
                       Fax: (919) ____-_____
     with a copy to:            Wyrick Robbins Yates Ponton LLP,
                                4101 Lake Boone Trail, Suite 300,
                                Raleigh, North Carolina  27607
                                Attention: Larry E. Robbins, Esq.
                                Telephone: (919) 781-4000
                                Fax: (919) 781-4865

     Startech at:
                       ___________________
                       ___________________, ___________________
                       Attn: _______________
                       Telephone: (____) ____-_____
                       Fax: (____) ____-_____

     with a copy to:
                                ___________________
                                ___________________, ___________________
                                Attn: _______________
                                Telephone: (____) ____-_____
                                Fax: (____) ____-_____

or to such other address as may from time to time be notified by any Party to the other hereunder. Any notice sent by mail shall be deemed to have been delivered within three (3) business days after posting; any notice sent by overnight courier shall be deemed to have been delivered within one (1) business day of delivery to such courier; and any notice sent by telefax shall be deemed to have been delivered upon confirmation of receipt. Notices of change of address shall be effective upon receipt. Notices by telefax shall also be sent by another method permitted hereunder.

     8.9 Governing Law:

     This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     8.10 Severability:

     If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

     8.11 Amendments:

     No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of both Parties.

     8.12 Waiver:

     No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     8.13 Assignment:

          8.13.1 Neither of the Parties shall be permitted to assign its respective rights or obligations hereunder without the prior written consent of the other Party hereto.

          8.13.2 Any permitted assignee under this Article 23.13 shall assume all obligations of the assignor under this Agreement.

     8.14 Whole Agreement:

     This Agreement (including the Exhibits attached hereto) and the Definitive Documents set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersede and terminate all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the Definitive Documents.

     No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided herein. In the event of a conflict between the provisions of this Agreement and the provisions of the any other agreements between the Parties, the terms of this Agreement shall prevail unless this Agreement specifically provide otherwise.

     8.15 Costs: Each Party shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the Definitive Documents.

     8.16 Successors: This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day first set forth above.

                                      VITECH:

                                      VITECH ENTERPRISES, INC.

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      STARTECH:

                                      STARTECH ENVIRONMENTAL, CORP.

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------